UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 1, 2006
Portrait Corporation of America, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-8550	57-1208051

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

815 Matthews-Mint Hill Road, Matthews, North Carolina	28105

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(704) 847-8011
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF                          PRINCIPAL OFFICERS
Effective May 1, 2006, Mark Murphy was hired as Senior Vice President and Corporate Controller. Mr. Murphy, age 53, served during 2004-2005 as the Director of Operations for the Direct Store Door Distributor business unit of Kellogg Company, a manufacturer and marketer of ready-to-eat cereal and convenience foods. From 2001-2003, Mr. Murphy was a business unit Chief Financial Officer with Kellogg’s Warehouse Club and Specialty Products units. Prior to Kellogg’s acquisition of Keebler Foods Company in 2001, he was the Assistant Controller of Keebler and the Controller of President Baking Company, (a manufacturer and marketer of cookies and crackers acquired by Keebler in 1998) from 1997-2001. Prior to his tenure with President Baking in 1997, Mr. Murphy held a number of senior financial positions in small to mid-size private and public companies. Mr. Murphy began his professional career with the public accounting firm then known as Price Waterhouse, where he spent 12 years.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTRAIT CORPORATION OF AMERICA, INC.

Date: May 2, 2006	By:	/s/ James Robert Wren, Jr.

James Robert Wren, Jr. Executive Vice President, General Counsel, Interim Chief Financial Officer, Secretary and Treasurer